SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 6, 2002

Commission File Number:

THE MANAGEMENT NETWORK GROUP, INC.

(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	48-1129619 (I.R.S. Employer Identification Number)

7300 College Blvd., Suite 302
Overland Park, KS 66210
(913) 345-9315
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

NOT APPLICABLE
(Former name, former address and former fiscal year, if changed since last report)

Item 2. ACQUISITION OR DISPOSITION OF ASSETS

     (a)  PURCHASE PRICE AND CONSIDERATION

     On March 6, 2002, The Management Network Group, Inc. (the “Registrant” or “TMNG”) announced the acquisition of Cambridge Strategic Management Group, Inc. (“CSMG”) of Boston, Massachusetts. In an asset purchase agreement between TMNG and CSMG and the ultimate shareholder of CSMG (collectively, the “Seller”), TMNG agreed to pay, in exchange for the business and primary assets of CSMG, an amount equal to $46.5 million as the initial purchase price, payable in 2,892,800 newly-issued and unregistered shares of common stock representing $13.5 million, calculated in accordance with the provisions of the Asset Purchase Agreement at a fixed price of $4.66 per share, and $33.0 million cash consideration. All shares are restricted from trading for one year. The transaction was structured as a taxable transaction for Federal income tax purposes, and included $5.4 million in cash consideration to the seller representing a sharing of tax consequence. The purchase price also included $5.2 million representing the working capital purchased from CSMG. Working capital includes cash and trade accounts receivable offset by trade accounts payable and certain accruals. The initial purchase price will be subject to final adjustment based on the balances of the working capital items at the date of close. An escrow was established as part of the transaction, consisting of 566,502 shares and $4.0 million of cash (collectively, the “Escrowed Property”). The Escrowed Property is subject to certain claims as set forth in the Asset Purchase Agreement and is scheduled to be distributed to the Seller pro rata in four installments over a 24 month period, with the first installment being six months from the date of the acquisition, and the next 3 installments at 6-month intervals thereafter.

     On the date of announcement of the acquisition, the closing price of TMNG’s common stock was $4.56 per share.

     The acquisition was completed on March 6, 2002.

     (b)  ASSETS OF THE BUSINESS PURCHASED AND INTENDED USE OF THE ASSETS

     The business of CSMG will be operated as a wholly owned subsidiary of TMNG and will continue to be run by CSMG president and CEO Stephen Brodeur and managing director Scott Lochridge, as well as other top executives and managers. Through the subsidiary, TMNG will provide high-end advisory services to tier-one communications services and equipment providers and investment firms that provide capital to the industry. CSMG’s range of business strategy services include analyses of industry and competitive environments; product and distribution strategies; finance, including business case development, modeling, cost analysis and benchmarking; and due diligence and risk assessment.

     Included in the assets acquired were computer hardware, equipment, furnishings and leasehold improvements utilized in the normal course of business by CSMG. TMNG intends to continue such use of the assets.

     (c)  SOURCE OF THE FUNDS USED IN THE ACQUISITION

     In addition to TMNG common stock, the funding for the acquisition was provided from available cash resources.

     (d)  ACCOUNTING

     The transaction will be accounted for under the purchase method of accounting.

Item 7. FINANCIAL STATEMENTS AND EXHIBITS

     (a)  FINANCIAL STATEMENTS

     Registrant expects to file the financial information required by this item by amendment within 60 days of March 21, 2002.

     (b)  PRO FORMA FINANCIAL INFORMATION

     Registrant expects to file the financial information required by this item by amendment within 60 days of March 21, 2002.

     (c)  EXHIBITS

     A copy of the Asset Purchase Agreement dated March 6, 2002 between The Management Network Group, Inc., Cambridge Strategic Management Group, Inc. and the ultimate shareholder of Cambridge Strategic Management Group, Inc. (the “Asset Purchase Agreement”) is filed herewith as Exhibit 2.1 and is incorporated herein by reference.

     A copy of the press release issued by the Registrant on March 6, 2002 concerning the completion of the foregoing transaction is filed herewith as Exhibit 99.1 and is incorporated by reference.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act to 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 21, 2002	THE MANAGEMENT NETWORK GROUP, INC.

	By:	/s/ Donald E. Klumb

Donald E. Klumb Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description of Document

2.1	Asset Purchase Agreement, dated March 6, 2002 between Registrant, Cambridge Strategic Management Group, Inc. and the ultimate shareholder of Cambridge Strategic Management Group, Inc.
99.1	Press Release of Registrant, dated March 6, 2002 announcing the completion of the acquisition of Cambridge Strategic Management Group, Inc., a Delaware corporation.